Home61

Home61 is a tech company dedicated making the home-buying experience easy and enjoyable.



Invest $100.54 minimum investment

Invest

Introduction

Home61 aims to reinvent the home buying experience by leveraging technology, and high quality agents, to make buying a home simple and exciting for buyers and more efficient for agents. We are bringing transparency and a high quality experience to our users.

Our agents close 8x more than the market and make 4x more than any other real estate agent.

After years of investing in tech startups, my friend and fellow tech entrepreneur, Olivier Brion, convinced me to diversify my portfolio and allocate some of my investments into real estate. Initially, I felt the rush of a new experience, but logistical problems soon changed my emotions from excitement to frustration. While the investment opportunity was sound, the realtor became difficult to work with, access to information was challenging, making an offer was an arduous process, and the back and forth was very time-consuming. By the end of the day I was angry and unsatisfied. The inefficiency of the closing process was unnecessarily frustrating!


COMPLEX TRANSACTION
Property search, offers, contracts, contingencies, Inspections, title search, liens, FHA, conventional and jumbo mortgages, HOA's,....
NO TRUST IN AGENT
No quality standards
No online reputation
Lack of transparency
Unprofessional
OUTDATED TECH
No investment in technologies
Local websites are old and out of touch
No back office processes

Buying property is one of the biggest investment decisions people make in their lifetime. This experience should be exciting, not nerve racking. I mean you're buying your new home. Clearly the system was broken. And we had to fix it.

The Home61 Solution

Home61 is a tech-powered brokerage aiming to change the way Real Estate is done Bringing a better experience for clients and providing powerful tools to real estate agents.


A TRUSTED SOURCE
Service standardization - Uberization
All-in-one source with simplify processes
In-house transaction coordinator, real estate lawyer,...
FULL TRUST IN AGENT
Mandatory On-boarding
On-going training
Online profile, reviews and past transactions
NEW TECHNOLOGY
Full transparency on offers
100% available listings
Property data analytics
Ubiquitous features

All of the data on homes for sale is brought together on a single easy-to-use platform, made available to any and all Home61 clients and agents.


HOME61
Pembroke
PINES

Advanced tools and training provide agents with all the tools they need to find leads, close deals, and give the best home buying experience to their clients.


HOME61

The Home61 environment generates value for everyone. Buyers and sellers alike, receive simpler and smarter experience. While agents get a streamlined process, of leads and more revenue.

The Market

We are in beginning a complete overhaul of the Real Estate Market with Home61 being our first move. Consumers are frustrated by the lack of transparency in real estate transactions, communication cost, and inconsistency in agent quality. Thanks to Home61's technological advances in AI, data mining, and algorithms, we are able to provide a better quality customer service experience. Home61 is well positioned to gain an outsized part of the real estate market, going after 75% of one of the biggest markets in the world.

Our client facing technology is well suited for millennials who grew up in a high-tech environment. With millennials approaching the average home-buying age, Home61 is ideally positioned to serve their needs and become their solution of choice.

The American real estate market is the biggest in the world with $2 trillion/year in transactions and over $60 billion in commissions. Miami alone has $25 billion in transactions and $1.2 billion in commissions.

Traditional real estate brokerages are run like a sales team rather than a successful business team. Any money they make is split amongst themselves rather than reinvested into the company. Traditional brokers do not have the technological know how, the marketing, or the funding to operate as we do. Our business brings efficiency to the home buying and selling process through a unique platform of technology, processes, and people.

Success So Far

In our two years of operation, our unit economics have been positive from the start. Furthermore, as we continue to grow, our cost of acquisition has decreased since 30% of our new clients are achieved organically. This is evidence that there is a gap in the market that Home61 is filling.

Home61 has grown our business from 24MM in sales to 44MM last year. Because we are tech company, we track every single event and conversion rate on our system. This means we know our unit economics have been on the rise since day one and our cost of acquisition is falling while we grow.

We have learned that in order to grow, Home61 needs to keep a constant balance between the amount of leads we have and the amount of agents.

Our short-term plan is already in action. By beating the competition 7x to 10x in efficiency, we have been able to grow to be one of the top 50 brokerages in Miami in little time and with few agents.

Our long term plan is to create a trusted brand. By constantly focusing on client satisfaction, we aim to change consumers' habits from working with just any agent to choosing Home61 for all their real estate needs.

As we grow we see this effect taking place as more and more of our clients come to Home61 organically.

Press Highlights

- Miami Herald: Home61: A real estate startup powered by tech
- The Business Journals: Startup blends real estate, tech to boost deal flow
- The Next Web: How one entrepreneur bounced back from a failed retail startup to disrupt real estate

Notable Investors

Home61 is backed by great investors, angels, and founders from amazing companies.


500 startups
Dave Mclure
KIMA
Xavier Niel
Fabrice Grinda
FOUNDERS THAT ARE BACKING US
ADORE ME
UBER
slated
CARSON STREET CLOTHIERS
LOFTY
printi
bankFacil

Business Model

As a brokerage we take a percentage of each transaction. 3% of home value for sales and 5% of yearly rent for rentals. We give 50% of the fee to our agents, which we consider our cost of goods sold. Our agents report that Home61 provides 80% of their income through our lead generation program, proving that our platform works for agents.

Currently our contribution margin is 20% after marketing. As our business scales and we keep increasing our percentage of organic clients, we expect our contribution margin to increase.


IT'S TIME TO EXPAND TO NEW CITIES
SOLD
5.49 Million Transactions
$232,000 Median Sales Price
3.6 Months Inventory
2016 National Association of realtor
10 Cities represents a $13.8 Bn opportunity

City	# Sales Transactions *	Median Sale Price*	Market Size	Home61 Opportunity**
Miami	125,897	$ 225,750	$28.4 Bn	$1.7 Bn
Los Angeles	83,271	$ 538,500	$44.8 Bn	$2.7 Bn
Washington	90,707	$ 358,150	$32.5 Bn	$2.0 Bn
Chicago	132,058	$ 211,750	$28.0 Bn	$1.7 Bn
Phoenix	90,417	$ 214,300	$19.4 Bn	$1.2 Bn
Denver	59,045	$ 303,550	$17.9 Bn	$1.1 Bn
Dallas	86,623	$ 206,050	$17.8 Bn	$1.1 Bn
Atlanta	85,021	$ 192,735	$16.4 Bn	$1.0 Bn
Philadelphia	72,574	$ 214,508	$15.6 Bn	$0.9 Bn
Houston	37,122	$ 240,152	$8.9 Bn	$0.5 Bn
	862,735	2,705,445	$229.7 Bn	$13.8 Bn

Home61 has proven our strategy in our first market, Miami. The technology and processes are built for success throughout the US. As we expand to new cities we will have shared resources for each locality, a Head of City (responsible for the P&L and KPIs in their city), and one Head of Talent to recruit and train our men on the ground.

Team

Experienced founders with multiple exits. Home61 combines top talent in tech and real estate with graduates from top MBA programs from Europe and the USA.



Olivier Grinda CEO

Prior to Home61, Olivier was in Brazil where he successfully transposed and adapted business models in Latin America. Olivier holds a BA from University of Miami.



Olivier Brion COO

Prior to Home61, Olivier worked at Roomorama as COO where managed all aspect of operations. In 2000 he founded Previsite, now with operations in over 27 countries. During the Internet Bubble years, he was heading the CIC Bank venture arm where he he's got is interest in Venture funding. Olivier holds an Executive MBA from the prestigious HEC school and is a licensed Real Estate Agent in Florida.



Cyril Carbonnier CTO

Prior to Home61, Cyril had founded or been the CTO for several companies in the Real Estate and Technology sectors.



Bernard Paran Head of Sales

Prior to Home61, Brian was co-founder of the real estate company Collins International Properties. Brian also worked in finance as a senior portfolio manager, overseeing equities and fixed income accounts, and managing client relationships. Brian is a licensed Real Estate Agent in Florida.

Be a part of Home61

This is a side-by-side offering of Common Stock, under registration exemptions 4(a)(6) and 506(c), in Home61 Inc.. Up to $1,069,996.95 may be raised under the 4(a)(6) exemption. Netcapital will determine which exemption applies to your investment and notify you before you complete your investment.

The amount raised under the two exemptions must total at least $10,000 by January 15, 2018 at 4:00pm ET. If the total doesn't reach its *target*, then your money will be refunded. Home61 may issue additional securities to raise up to $1,999,997, the offering's *maximum*.

$0 raised

$10,000 target $1,999,997 maximum

If the side-by-side offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

Pitch Deck



HOME61
Real Estate marketplace
Better, Simpler, Smarter Real Estate
"I do want a real estate agent to help me through this complex process and to make sure I don't get ripped off. But just like the rest of the products and services I use, I expect transparency and flexibility.
Open letter from millennials to the real estate industry



COMPANY OVERVIEW
2016
$44M
In sales
Profitable
Unit economics
$1.2M
In revenues
x2
YOY Growth
$568K
In gross margin
10%
Contribution margin
416
Transactions
30
Agents
Industry
Residential Real Estate Industry
Sales
$2 M
$24 M
$44 M
2014
2015
2016
| 02



EXPECTED GROWTH
5 Year forecast
$1 Bn in Sales
2 New Cities
Sales
$2 M
$24 M
$44 M
$77 M
$195 M
$399 M
$698 M
$1208 M
2014
2015
2016
2017
2018
2019
2020
2021
| 03



HOME61 IS FUNDAMENTALLY DIFFERENT
A proven business model that generates profitable unit economics
We built a marketplace where clients and agents interact rapidly and efficiently
A great experience for clients and a sustainable business for agent
Find Your Miami Home With Us
15,432
| 04



A HUGE OPPORTUNITY
USA Residential Real Estate
$60Bn
In revenues
Franchises
25%
"Mom and pop Shops"
Local Brokers
75%
Buyer Search platform : Zillow, trulia, realtor.com
Agent Search platform: Homelight, zillow, trulia,...
Hybrid, Online brokerage: Redfin, Compass, Triplemint,...
| 05

PROBLEM : BUYING | SELLING A HOME IS A HASSLE

COMPLEX TRANSACTION
Property search, offers, contracts, contingencies, inspections, title search, liens, FHA, conventional and jumbo mortgages, HOA's,...

NO TRUST IN AGENT
No quality standards
No online reputation
Lack of transparency
Unprofessional

OUTDATED TECH
No investment in technologies
Local websites are old and out of touch
No back office processes

SOLUTION: A TECH POWERED BROKERAGE

A TRUSTED SOURCE
Service standardization - Uberization
All-in-one source with simplify processes
In-house transaction coordinator, real estate lawyer,...

FULL TRUST IN AGENT
Mandatory On-boarding
On-going training
Online profile, reviews and past transactions

NEW TECHNOLOGY
Full transparency on offers
100% available listings
Property data analytics
Ubiquitous features

HOME61 ECOSYSTEM GENERATES VALUE FOR EVERYONE


A Better, simpler and smarter experience for buyer and sellers
More Revenues, more professionalism for agents
BUYING AGENT
SELLERS
HOME61
BUYERS
SELLING AGENT

HOME61 EXPERIENCE

SELECT YOUR PROPERTY — **MEET YOUR AGENT IN MINUTES.** — **CONTROL ALL IN ONE PLACE** — **MOVE IN YOUR HOME**


Our algorithm matches you instantly with our agent best suited for your need.
Eva Cavero

SIMPLE
100% of properties available within a click using data analytics target the right home

FULL TRANSPARENCY
Access past transactions, rating and reviews instantly.

CONVENIENCE
Schedule, rate, make offers, track deals all in one place. No apps needed.

GREAT EXPERIENCE
All your needs solved. A better, simpler and smarter Real Estate.

OUR CLIENTS LOVE US




Reviewed by over 1,200 clients.

ACHIEVING SOLID AGENTS RETENTION

Agents retention by cohort

FROM ALL AGENTS RECRUITED IN 2015, 88% OF THEM ARE STILL WITH US

	0	1	2	3	4	5	6	7	8	9	10	11	12
From 2015	100%	100%	100%	94%	94%	94%	94%	88%	88%	88%	88%	88%	88%
Feb-16	100%	100%	100%	100%	100%	100%	67%	67%	67%	33%	33%	33%	
Mar-16	100%	100%	100%	100%	100%	100%	100%	100%	100%	50%	50%		
Apr-16	100%	100%	100%	67%	50%	50%	50%	50%	50%	50%			
May-16	100%	100%	100%	67%	33%	33%	33%	33%	33%				
Jun-16	100%	100%	100%	100%	100%	100%	100%	100%					
Jul-16	100%	100%	100%	0%	0%	0%	0%						
Aug-16	100%	100%	100%	100%	100%	100%							
Sep-16	100%	100%	100%	100%	100%								
Oct-16	100%	100%	100%	100%									
Nov-16	0%	0%	0%										
Dec-16	100%	100%											

WITH REVENUE GROWTH FOR AGENTS

Average agents revenues by cohort


Revenues
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16

HOME61 IS A ROBUST SOURCE OF INCOME FOR AGENT

With less than 3 transactions per year on average, being an agent with a regular broker is not sustainable.

WHY AGENTS LOVE HOME61?

- We generate 95% of their business and we create their referral network
- We train them to become professionals
- We launch their career.

RESULTS

- They close 7x more deal than their peers
- They earn 3x more the first year
- Over 80% retention after 12 months

15.80
Transactions on Year 1

X 7
Market average

$40.3K
First year Revenues

HOME61 TAKE RATES

	SALES TRANSACTION	RENTAL TRANSACTION
Commission Buyer side	3%	½ Month Rent
Commission Owner side	3%	½ Month Rent
Commission Both side	6%	1 Month

WITH STRONG UNIT ECONOMICS

Since Inception

	$	%	*Comments*
AOV	**106,687**		GMV per transaction
Revenue Per Transaction	**3,033.4**	**2.8%**	Take rate : Net revenue
Commission Paid	(1,604.0)	52.9%	Commission Paid to Agents
Marketing Acquistion	(956.6)	31.5%	Online marketing Spending for leads
Cost Per Transaction	**(2,560.5)**	**84.4%**	
Contribution	**472.9**	**15.6%**	

IT'S TIME TO EXPAND TO NEW CITIES

5.49 Million Transactions

$232,000 Median Sales Price

3.6 Months Inventory

2016 National Association of realtor

10 Cities represents a $13.8 Bn opportunity

City	# Sales Transactions *	Median Sale Price*	Market Size	Home61 Opportunity**
Miami	*125,897*	*$ 225,750*	*$28.4 Bn*	*$1.7 Bn*
Los Angeles	83,271	$ 538,500	$44.8 Bn	$2.7 Bn
Washington	90,707	$ 358,150	$32.5 Bn	$2.0 Bn
Chicago	132,058	$ 211,750	$28.0 Bn	$1.7 Bn
Phoenix	90,417	$ 214,300	$19.4 Bn	$1.2 Bn
Denver	59,045	$ 303,550	$17.9 Bn	$1.1 Bn
Dallas	86,623	$ 208,050	$17.8 Bn	$1.1 Bn
Atlanta	85,021	$ 192,735	$16.4 Bn	$1.0 Bn
Philadelphia	72,574	$ 214,508	$15.6 Bn	$0.9 Bn
Houston	37,122	$ 240,152	$8.9 Bn	$0.5 Bn
	862,735	2,705,445	$229.7 Bn	$13.8 Bn

FIVE YEAR FORECAST

P&L ($)

HOME61 ($)	2014	2015	2016	2017 (Forecast)	2018 (Forecast)	2019 (Forecast)	2020 (Forecast)	2021 (Forecast)
Sales Volume (GMV)	$2 M	$24 M	$44 M	$77M	$195M	$399M	$698M	$1,208M
Income	$0.06M	$0.75M	$1.17M	$2.43M	$6.27M	$12.46M	$21.41M	$36.34M
GOGS	$0.04 M	$0.42 M	$0.60 M	$1.29 M	$3.45 M	$6.98 M	$12.02 M	$20.45 M
GROSS PROFIT	$0.02M	$0.33M	$0.57M	$1.14M	$2.82M	$5.48M	$9.39M	$15.89M
% of income	36.5%	44.5%	48.6%	47.0%	45.0%	44.0%	43.9%	43.7%
Marketing	$0.01 M	$0.16 M	$0.45 M	$0.64 M	$1.16 M	$1.58 M	$2.21 M	$2.91 M
Human Resources	$0.06 M	$0.35 M	$0.50 M	$1.04 M	$2.23 M	$2.43 M	$2.59 M	$2.76 M
Professional Fees	$0.05 M	$0.22 M	$0.31 M	$0.38 M	$0.57 M	$0.88 M	$1.23 M	$1.79 M
G&A	$0.01 M	$0.13 M	$0.17 M	$0.17 M	$0.38 M	$0.52 M	$0.71 M	$0.93 M
EBITDA	($0.11) M	($0.52) M	($0.87) M	($1.09) M	($1.52) M	$0.63M	$2.65M	$7.49M
% of income	-165.6%	-69.7%	-74.2%	-45.0%	-24.3%	0.5%	12.4%	20.6%
% of Gross Profit	-454.1%	-156.5%	-152.9%	-95.7%	-54.1%	1.2%	28.2%	47.1%

Assumptions: 2 new cities

HOME61 LED BY A PROVEN TEAM



Olivier GRINDA	Olivier BRION	Cyril CARBONNIER	Brian PARAN	Peter ABRAMS
CEO	COO	CTO	Head of Sales	Head of Talent
PRODUCT | MARKETING	OPERATIONS	TECH GURU	REAL ESTATE	AGENT RECRUITMENT

Experiences founders with multiple exits. Home61 combines top talent in tech and real estate with graduates from top MBA programs from Europe and the USA.

BACKED BY GREAT INVESTORS, ANGELS AND FOUNDERS FROM AMAZING COMPANIES


500 startups
Dave Mclure
KIMA
Xavier Niel
FJ LABS
Fabrice Grinda

FOUNDERS THAT ARE BACKING US

ADORE ME, beepi, peopleperhour, UBER, webpay, LOOT, OFFICENET, slated, CARSON STREET CLOTHIERS, LOFTY, harenmedia, printi, delcampe, tape, bankFacil

THE DEAL

Fund Raise Amount	Already Committed
$3.0 M USD	$1.8 M USD

Use of the proceeds	Fundraising Contacts
Expand to 2 new cities Marketing & Operations Get to $1bn within 5 years	Olivier Grinda og@home61.com

APPENDIX

HOME61 IN THE PRESS


The Miami Herald

France 2, S, TNW, THE REAL DEAL

HOME61 SOCIAL MEDIA & REVIEWS


KEEP CALM AND TRUST YOUR REALTOR
WHEN YOUR CLIENT'S OFFER
GETS ACCEPTED
Home61

HOME61 BLOG



10 MUST HAVE
DOGS IN APARTMENTS
How To Furnish A Studio Apartment

HOME61 WEBSITE

100% of listings available	Full listing information
Multiple search Criteria	Listings data analytics
Direct contact feature	Comparable
Property visits scheduling	Fully responsive



HOME61 BACK OFFICE FULLY INTEGRATED APP

Dashboard | tasks	Reviews
Lead management	Recommendations
Property visit scheduling	Listing search, data analytics
Contract editing | e-signing	Social media reach



INDUSTRY STANDARDS PREVENTED TRADITIONAL BROKERS FROM CHANGING



FOR SAL

TECHNOLOGIES
Simple Web site with basic search functions using IDX feed. No Back Office, no lead generation.

AGENTS CONTROL THE BUSINESS
100% of the Broker business is generated by its Agents. Agents control their marketing and communication to generate new clients hence keeping 90% of the revenue.

SCALABILITY
All processes are handled directly by the agent as a one-man operation.

NO MARKETING FOR AGENTS
Brokers don't invest on their agent as they take rate on their business is less than 20%.

HOME61 HAS STRONG COMPETITIVE ADVANTAGES



HOME61
HOME61

TECHNOLOGIES
Using latest technologies for a better user experience and efficient local marketing.

STANDARDIZED SERVICE QUALITY
Mandatory on-boarding (3 weeks) and On-going training that are controlled on a regular basis with testing and client reviews : Sales, tech, real estate practices, Behavior and culture,...

SCALABILITY
All redundant processes are automatized and simplified for easier use and faster deployment.

EFFICIENT MARKETING FOR AGENTS
All Online marketing and communication is homogenized by a team of expert.

HOME61 BARRIERS TO ENTRY

TECHNICAL
- Front-end & Back-end coding in multiple programming languages
- Data mining | Data integration using API's | A.I. and Machine leaning
- Responsive coding

MARKETING
- Multi-channel online marketing: SEM, SEO, Retargeting, Social Media, Ad-Display,...
- Data Marketing Analysis for predictive marketing and ultra-local reach.
- Offline: PR, Flyers, Events, Mailers, TV Ad.
- Tracking and optimizing performance based on ROI.

OPERATION PROCESSES
- Lead Flow Management Systems
- In depth Sales Management and Real Estate best practices
- Legal documentation, execution and escalations using automatization.

TIME & CAPITAL RESOURCES
- Long Term Vision and Goals
- Investing for the future



HOME61
How was your agent today?
Your feedback is important to us please rate him:

COMPETITIVE REAL ESTATE TECH BROKERS LANDSCAPE

	HOME61	REDFIN	COMPASS	OPENDOOR	LOCAL BROKERS
Years of Operation	2	11	4	3	N/A
Compete on Client		YES	NO	NO	YES
Compete on Agent recruiting		YES	NO	NO	YES
Business Model (Market)	Transactional	Transactional Lead generation	Transactional	Asset Management FLIP	Transactional
Value Proposition (Agent)	Boost Agent Business (lead Gen.)	Agent on Salary (Security)	Bring Tech to High End Agent	-	Nice office
Value Proposition (Client)	Better and Smarter Real Estate Experience	Discount fees	High End Agents	We buy your home in 30 days at market value	None
Expansion Strategy	Ultra local with Physical presence	Nationwide No Local Presence	Ultra local with Physical presence	Nationwide No Local Presence	One neighborhood
Latest Round	$3 MM @ $8 MM	$166 MM @ $500 MM	$70 MM @ $1 Bn	$210 MM @ $1 Bn	N/A
Monthly Burn	< 100K	> 2MM	> 10 MM	> 15 MM	+5.0 K EBITDA

GROWTH ECONOMICS

Since Inception

$1.00
Marketing
=
$3.71
Revenue

SOURCE OF REVENUES


Paid Marketing Channels 30%
Referrals 60%
Organic 10%

UNIT ECONOMICS : SALES vs RENTALS

2016

($)	SALES	RENTALS	*Comments*
AOV	**417,495**	**24,511**	GMV per transaction
Revenue Per Transaction	**9,183.0**	**1,120.9**	Take rate : Net revenue
Commission Paid	**(4,453.5)**	**(533.1)**	Commission Paid to Agents
Marketing Acquisition	**(1,860.0)**	**(631.4)**	Online marketing Spending for leads
Cost Per Transaction	**(6,313.5)**	**(1,164.6)**	
Contribution	**2,869.5**	**(43.7)**	

FINANCIALS

P&L summary ($) | Since inception

349.3K
Unique Visitors

5.3%
Conversion

18.6K
Sign-ups

17.5%
Conversion

3.2K
Qualified Leads

20.0%
Conversion

654
Deal Closed

HOME61 ($)	2014	2015	2016
Sales Volume (GMV)	**2 M**	**24 M**	**44 M**
Income	**64,243**	**750,057**	**1,169,524**
GOGS	40,822	416,081	601,504
GROSS PROFIT	**23,421**	**333,976**	**568,020**
% of income	*36.5%*	*44.5%*	*48.6%*
Marketing	10,498	163,814	451,275
Human Resources	57,182	350,723	501,602
Professional Fees	49,351	216,410	312,033
G&A	12,753	125,779	171,401
EBITDA	**(106,363)**	**(522,750)**	**(868,292)**

AVERAGE TRANSACTION VALUE : SALES

2016 data

$479,833
HOME61

$385,427
MIAMI GREATER AREA


$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Jan-16
Feb-16
Mar-16
Apr-16
May-16
Jun-16
Jul-16
Aug-16
Sep-16
Oct-16
Nov-16
Dec-16

AVERAGE TRANSACTION VALUE : RENTALS

2016 data

$2,009 /Months
HOME61

$2,100/Months
MIAMI GREATER AREA


$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Jan-16
Feb-16
Mar-16
Apr-16
May-16
Jun-16
Jul-16
Aug-16
Sep-16
Oct-16
Nov-16
Dec-16


WITH A UNIQUE VALUE PROPOSITION TO CLIENTS
A MUCH BETTER EXPERIENCE
BUYERS
Great UI/UX search capabilities accompanied with a superior service, standardized and transparent.
SELLERS
Excellent property data analytics that help price right and sell fast with a continued service and transparency.
09

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Financials

We plan to use the proceeds of fund raising to open 2 new cities and continue to differentiate our technology from the market .

These financial statements have been reviewed by an independent Certified Public Accountant.

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- CPA review letter

Summary

Home61 is changing the way consumers find homes by leveraging AI, data mining, algorithms, and high quality agents. With Home61's technology, buyers and agents have access to real-time data in order to make the most informed decisions to find your new home. We make the home buying experience simple and exciting for buyers, and more efficient for agents.

Home61's SEC filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemptions 4(a)(6) and 506(c) of the Securities Act of 1933. Similar information is sometimes offered in a Private Placement Memorandum for 506(c) offerings.

- Latest offering statement

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Understand the risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.